Exhibit 10.64

EXECUTION COPY

ACCESS AND SECURITY AGREEMENT

This Access and Security Agreement (the “Agreement”) is being entered into as of this 14th day of February, 2011, between Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation, on behalf of itself and its affiliates and subsidiaries (“Supplier”), on the one hand, and General Motors Holdings LLC, a Delaware limited liability company, on behalf of itself and its subsidiaries and affiliates (“GM” or the “Customer”), on the other hand.

RECITALS

A. Pursuant to various purchase orders, engineering, design and development agreements and/or related supply agreements issued by the Customer to Supplier relating to certain hydrogen storage systems and/or components (collectively, the “Purchase Orders” or individually, a “Purchase Order”), Supplier is obligated to perform certain engineering, design and development services, in addition to supplying Component Parts to Customer.

B. WB QT, LLC (“Lender”) and Supplier are parties to various respective loan and security agreements and related documents (collectively, the “Loan Documents”). Supplier asserts that Lender has a first priority perfected lien on substantially all of Supplier’s real and personal property assets.

C. In recognition of the Customer’s desire to ensure that its program timing requirements continue uninterrupted should certain events occur, Supplier is entering into this Agreement to afford the Customer the right to use certain of Supplier’s assets located at the facilities listed on Exhibit A attached hereto (collectively, the “Facilities”) as provided below if a Default (as defined below) occurs.

D. Supplier acknowledges that any material delay in GM’s program timing or a default under the Purchase Orders or Subsequent Purchase Orders (as defined in the Development Support Agreement), as the case may be, may cause the Customer irreparable harm.

BASED ON THE FOREGOING RECITALS which are incorporated as representations and warranties of the parties, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Customer and Supplier agree as follows:

TERMS AND CONDITIONS

1. Defined Terms. In addition to those terms defined elsewhere in this Agreement, the following terms have the indicated meanings, unless the context otherwise requires:

“Accounts” means any “account” or “chattel paper,” as defined in Sections 9-102(a)(2) and 9-102(a)(11), respectively, of the “Code” (defined below), owned now or hereafter by Supplier, and will also mean and include: (i) all accounts receivable, contract rights, book debts, notes, drafts, instruments, documents, acceptances, payments under leases and other forms of obligations, now owned or hereafter received or acquired by or belonging or owing to Supplier (including under any trade name, styles, or division thereof) whether arising out of goods sold or leased or services rendered by Supplier or from any other transaction, whether or not the same involves the sale of goods or services by Supplier (including, without limitation, any such payment obligation or right to payment which might be characterized as an account, contract right, general intangible, or chattel paper under the Code in effect in any jurisdiction); (ii) all monies due to or to become due to Supplier under all contracts for the sale or lease of goods or the performance of services by Supplier (whether or not yet earned by performance on the part of Supplier) now in existence or hereafter arising; and (iii) deposit accounts, insurance refunds, tax refunds, tax refund claims and related cash and cash equivalents, now owned or hereafter received or acquired by or belonging or owing to Supplier.

“Chattel Paper” means all “chattel paper” as defined in Section 9-102(a)(11) of the Code.

“Code” means the Uniform Commercial Code as in effect in the State of Michigan as of the date of this Agreement.

“Component Parts” has the meaning ascribed to such term in the Development Support Agreement.

“Contract Rights” means all rights of Supplier (including to payment) under each “Contract” (defined below).

“Contracts” or individually, “Contract”, means, any licensing agreements and any and all other contracts, supply agreements, or other agreements used in the manufacture, production or assembly of the Component Parts and in or under which Supplier may now or hereafter have any right, title, or interest and which pertain to the lease, sale, or other disposition by Supplier of “Equipment” (defined below), “Inventory” (defined below), fixtures, real property, or the right to use or acquire personal property, as any of the same may from time to time be amended, supplemented, or otherwise modified.

“Default” means any of the following events:

(a)	Supplier repudiates or commits a breach of its obligations, under this Agreement, the Development Support Agreement or any of the Purchase Orders or Subsequent Purchase Orders (as defined in the Development Support Agreement), as the case may be, and fails to cure such breach within 10 business days following receipt of written notice from GM describing the breach and the steps that Supplier must take in order to cure such breach; provided, however, that if such breach causes a likelihood of an imminent interruption in GM’s assembly operations, the 10 business day cure period does not apply and the Default shall be effective upon GM’s written notice to Supplier;

(b)	Supplier repudiates or breaches a material provision of the Development Support Agreement;

(c)	Supplier indicates (i) in writing the inability or (ii) refuses to perform under the terms of the Purchase Orders or the Subsequent Purchase Orders, as the case may be, unless modified;

(d)	A Chapter 7 petition under the United States Bankruptcy Code is filed by or against Supplier or if any Chapter 11 Bankruptcy Case filed by or against Supplier is subsequently converted to Chapter 7 (notwithstanding the foregoing, in the event of an involuntary Chapter 7 petition being filed against Supplier, a Default will not occur unless an Order for relief is entered in the Chapter 7 case without the case being converted to Chapter 11 within 30 days of the filing of an involuntary petition);

(e)	A “default” or “event of default” occurs under the Loan Documents and the Lender is forbearing from taking action to enforce its rights relating to such default and/or event of default subject to a written forbearance agreement that remains in full force and effect between the parties and has not expired or been terminated by Lender; or

(f)	Any secured or lien creditor (including Lender) commences a foreclosure action of its liens, security interests and/or mortgages in or against a material portion of the Operating Assets; provided, however, if such action does not interfere with the Supplier’s use of the Operating Assets, the commencement of such action will not constitute a Default, if such action is dismissed within 30 days following its commencement.

“Development Support Agreement” means that certain Agreement In Support of Development Program between Supplier and Customer of approximate even date herewith.

“Documents” means all “documents” as defined in Section 9-102(a)(30) of the Code.

“Equipment” means any “equipment,” as that term is defined in Section 9-102(a)(33) of the Code, now or hereafter owned by Supplier, which is used in the manufacture, production or assembly of the Component Parts and shall also mean and include all machinery, equipment, vehicles, furnishings and fixtures (as such terms are defined in Section 9-102 of the Code) now owned or hereafter acquired by Supplier, including, without limitation, all items of machinery and equipment of any kind, nature and description, whether affixed to real property or not, as well as all additions to, substitutions for, replacements of or accessions to any of the foregoing items and all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto in each case to the extent used in the manufacture or production of the Component Parts.

“General Intangibles” means all “general intangibles,” as such term is defined in Section 9-102(a)(42) of the Code, now or hereafter owned by Supplier, which are used in the manufacture, production or assembly of the Component Parts, including, without limitation, customer lists, goodwill, permits, licenses, now owned or hereafter acquired by Supplier, but excluding items described in the definition of Accounts and Intellectual Property.

“Instruments” means all “instruments” as defined in Section 9-102(a)(47) of the Code.

“Intellectual Property” means all now existing or hereafter acquired patents, trademarks, copyrights, inventions, licenses, discoveries, processes, know-how, techniques, trade secrets, designs, specifications and the like (regardless of whether such items are now patented or registered, or registerable, or patentable in the future), and all technical, engineering, or other information and knowledge, production data and drawings, which are used in the manufacture, production or assembly of the Component Part, including, without limitation, all items, rights and property defined as “intellectual property” under 11 U.S.C. Section 101, as amended from time to time.

“Inventory” means any “inventory,” as that term is defined in Section 9-102(a)(48) of the Code, wherever located, now owned or hereafter acquired by Supplier or in which Supplier now has or hereafter may acquire any right, title or interest including, without limitation, all goods and other personal property now or hereafter owned by Supplier that are leased or held for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Supplier’s business, or in the processing, packaging or shipping of the same, and all finished goods.

“Loan Documents” means collectively, any loan agreements, any notes, any security agreements, pledge agreements, assignments, deeds of trust, mortgages or other encumbrances or agreements that secure or relate to any obligations owing to the Lender.

“Obligations” means the obligation to provide the Customer or its designee(s) the “Right of Access” (as defined below).

“Operating Assets” means assets located at or about the facilities listed on Exhibit A which are necessary or helpful for production of the Component Parts, wherever located, including Equipment, Contract Rights and General Intangibles (other than deposit accounts, insurance refunds, tax refund claims and related cash and cash equivalents), but specifically excluding any Accounts, Inventory, Documents, Instruments, Chattel Paper, Intellectual Property and Proceeds of such excluded items and Proceeds of General Intangibles.

“Proceeds” has the meaning provided it under the Code and, in any event, shall include, but not be limited to: (i) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to Supplier from time to time with respect to any of the “Collateral” (defined in paragraph 2 below); (ii) any and all payments (in any form whatsoever) made or due and payable to Supplier from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau, or agency (or any Person acting under color of governmental authority); and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Real Estate” means all real property listed on Exhibit A.

2. Grant of Liens and Security Interests. As collateral security for the Obligations, Supplier hereby grants to the Customer a continuing security interest in and lien on the Operating Assets, whether now owned or hereafter acquired by Supplier, or in which Supplier now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”). Further, Supplier hereby grants the Customer permission to file any financing statements and/or mortgages deemed necessary by the Customer to perfect its security interest in and lien on the Collateral granted hereby. The security interests and liens granted to the Customer pursuant to this Agreement to secure the Obligations are junior to the liens and security interests granted to the Lender, but in all cases, the Lender’s exercise of its rights and remedies with respect to its liens and security interests is subject to the terms of this Agreement. The Lender may take any necessary action to protect their respective rights in the Collateral, conditioned upon such action not impairing the Customer’s “Right of Access” (as defined below).

3. Right of Access .

(a) General. Subject to termination pursuant to Section 15 below, Supplier hereby grants to the Customer or its designee(s) the right, without creating an obligation, to use and occupy the Operating Assets and Real Estate, to manufacture the Component Parts (the “Right of Access”) for a period of up to 360 days following the occurrence of a Default (“Occupancy Period”). Customer agrees that it shall have 60 days following (i) the occurrence of a Default, and (ii) GM’s receipt of notice and/or becoming aware of such Default, within which to exercise the Right of Access, after which the right will expire with respect to the Default of which GM had actual notice. The Customer must invoke the Right of Access at any one or more of the Facilities at any time after the occurrence of a Default by delivering written notice (“Right of Access Notice”) to Supplier (with a copy to Lender and Supplier’s landlord) indicating its intention to invoke the Right of Access. The Customer must access the Facility within thirty (30) days following delivery of the Right of Access Notice. The Customer shall have no right to sell, transfer, or dispose of the Operating Assets or the Real Estate as part of the Right of Access. Alternatively, upon the occurrence of a Default, the Customer may resource its production from Supplier after giving notice to Supplier (with a copy to Lender).

(b) The Customer’s Obligations. If the Customer invokes the Right of Access for itself or its designee(s), the Customer must:

(i)	use reasonable care in the custody and preservation of Supplier’s assets, and indemnify, defend and hold Supplier, its officers, directors, and employees harmless from any physical damage to property, including the Operating Assets and Real Estate, or physical injury suffered by third parties directly by the Customer or its designees use of the Operating Assets and Real Estate, which obligation to indemnify shall not be subject to any right of setoff or recoupment that Customer may have against Supplier;

(ii)	indemnify, defend and hold Lender and its respective officers, directors, employees and agents harmless from any damage to property or injury suffered by third parties directly caused by either or both of the Customer’s or its designee’s use of the Operating Assets and the Real Estate during the Occupancy Period;

(iii)	insure with comparable insurance, loss payees and additional insureds and maintain the Operating Assets and the Real Estate in the same condition as existed on the date the Customer exercised the Right of Access, ordinary wear and tear excepted;

(iv)	pay the actual costs and expenses incurred in connection with the manufacturing of the Component Parts during the Occupancy Period including, without limitation, payroll, insurance, benefits, utilities and other overhead expenses, prorated property taxes and assessments attributable to the Operating Assets and the Real Estate and any payments due on account of any of the Operating Assets or the Real Estate that are leased from third parties, and abide to the terms of any lease agreement applicable to the Real Estate;

(v)	subject to the Customer’s or its designee’s right to use and occupy the Operating Assets and the Real Estate during the Occupancy Period, afford Supplier’s representatives (and representatives of Lender, secured creditors or mortgagees of the Operating Assets and/or the Real Estate) reasonable access to inspect the Operating Assets and the Real Estate to prepare for a liquidation of the Operating Assets and the Real Estate at the end of the Occupancy Period and to sell any asset other than the Operating Assets and the Real Estate prior to expiration of the Occupancy Period; and

(vi)	subject to Supplier’s other customers agreeing to: (a) make payment to the Customer or its designee(s), as applicable, on account of its allocable share of overhead and related expenses and all direct expenses related to such other customer’s production; and (b) Supplier making the necessary tangible personal property available for use during the Occupancy Period, the Customer agrees, for itself and its designee(s), to produce the Component Parts for such other customers during the Occupancy Period or to provide the other customers access provided such customers do not interfere with the production of the Component Parts.

(c) Supplier’s Obligations. If the Customer invokes the Right of Access, Supplier will comply with the following:

(i)	If the Customer exercises the Right of Access, at the Customer’s election in its sole discretion, Supplier will use its commercial best efforts to continue to employ those of its employees whom the Customer determines are necessary to maintain production of the Component Parts (the “Retained Employees”) and the Customer or its designee(s) will reimburse Supplier for all costs and expenses relating to Supplier’s employment of the Retained Employees incurred during the Occupancy Period. Without limiting the generality of the foregoing, the Customer or its designee(s), as applicable, will reimburse Supplier all amounts incurred by Supplier to meet its regular payroll obligations, including salaries, wages, payroll taxes, workers’ compensation, unemployment insurance, disability insurance, welfare, retirement or pension contributions and other payments and contributions required to be made by Supplier with respect to the Retained Employees, all of which are incurred solely during the Occupancy Period, but in no event will the Customer be liable for any costs for unfunded actuarial liability, past service unfunded actuarial liability or solvency or other deficiency relating to any pension plan or other obligations relating to service prior to the time the Customer exercised the Right of Access. Notwithstanding the foregoing, under no circumstances will the Customer be responsible for reimbursing Supplier for costs and expenses relating to Supplier’s employment of the Retained Employees to the extent the Retained Employees are performing services wholly unrelated to the production of the Component Parts;

(ii)	During the Occupancy Period and without the Customer’s prior written consent, Supplier shall not increase compensation or benefits of the Retained Employees, except as may be required by applicable law or pre-existing contract;

(iii)	Supplier will indemnify, defend and hold the Customer, its designee(s) and its employees and agents harmless from any and all costs, expenses (including reasonable attorneys’ fees), losses, damages, liabilities or injury arising from claims or liabilities arising or accruing prior to the date of the Customer’s exercise of the Right of Access, regardless of when such claims are asserted; and

(iv)	During the Occupancy Period, Supplier agrees that the Customer and its designee(s) and agents and representatives will have access to Supplier’s books and records for the purposes of confirming and calculating the amounts due, if any, from the Customer under this Agreement solely as it relates to the manufacture of the Component Parts.

(d) Right to Terminate. The Customer will have the absolute right to terminate the Right of Access upon two (2) business days prior written notice to Supplier and the Lender. Upon expiration of the notice period, the Occupancy Period will terminate and, except for the Customer’s obligations under subparagraph b(i) and payment of any amounts payable under subparagraphs b(i) through (b)(vi) and (c)(i) above not paid as of the termination of the Occupancy Period, the Customer will have no further obligations or liabilities to (i) Supplier (ii) any Lender or (iii) any other person or entity on account of the Right of Access.

(e) Specific Performance. IN CONNECTION WITH ANY ACTION OR PROCEEDING TO ENFORCE THE RIGHT OF ACCESS, SUPPLIER ACKNOWLEDGES THAT THE CUSTOMER WILL NOT HAVE AN ADEQUATE REMEDY AT LAW, THAT THE OPERATING ASSETS AND THE REAL ESTATE ARE UNIQUE AND THAT THE CUSTOMER WILL BE ENTITLED TO SPECIFIC PERFORMANCE OF SUPPLIER’S OBLIGATIONS TO AFFORD THE CUSTOMER ITS RIGHT OF ACCESS UNDER THIS AGREEMENT.

(f) Appointment of Receiver. In addition to any rights and remedies the Customer may have as a secured creditor or under the terms of this Agreement or any other agreement between the Customer and Supplier, the Customer will have the right to the appointment of a receiver or a receiver and manager to effectuate the Right of Access. In connection with any hearing on the appointment of a receiver, Supplier agrees that 24 hours’ notice of any request for a hearing on such appointment will be adequate notice and that the only issue to be litigated at the hearing will be whether or not a Default has occurred.

(g) Irreparable Harm; Limitation of Notice. SUPPLIER ACKNOWLEDGES THAT THE CUSTOMER WILL SUFFER IRREPARABLE HARM IF THE CUSTOMER INVOKES THE RIGHT OF ACCESS AND SUPPLIER FAILS TO COOPERATE WITH THE CUSTOMER IN ALLOWING THE CUSTOMER TO EXERCISE THE RIGHT OF ACCESS UNDER THIS AGREEMENT. ACCORDINGLY, PROVIDED THAT SUPPLIER RECEIVES 24 HOURS’ NOTICE OF ANY REQUEST FOR HEARINGS IN CONNECTION WITH PROCEEDINGS INSTITUTED BY THE CUSTOMER, SUPPLIER WAIVES, TO THE FULLEST EXTENT POSSIBLE UNDER APPLICABLE LAW, THE RIGHT TO NOTICE IN EXCESS OF TWENTY-FOUR (24) HOURS IN CONNECTION WITH ANY JUDICIAL PROCEEDINGS INSTITUTED BY THE CUSTOMER TO ENFORCE THE RIGHT OF ACCESS.

4. License. Supplier granted Customer a License to use its Intellectual Property under and in accordance with the terms set forth in the Development Support Agreement. Customer’s rights under the License (as defined in the Development Support Agreement) shall apply with the same force and effect as if the terms of such License were restated fully herein.

5. Protection of Production. Without limiting the Customer’s existing rights and interests, and upon invoking the Right of Access, the Customer shall have the unlimited right to, among other things, enter into discussions, negotiations, and agreements regarding the production of the Component Parts by any potential alternative supplier(s), including without limitation, any current or former agents, consultants, directors, employees, or officers of Supplier.

6. Obligation to Purchase Inventory. Customer agrees to purchase, upon the occurrence of a Default, all “Useable” and “Merchantable” (each as defined below) raw materials related to its Component Parts and Useable and Merchantable finished Component Parts. The purchase price for the forgoing inventory will be (i) in the case of raw materials Supplier’s actual cost (determined with reference to the applicable vendor’s invoice issued to Supplier in the normal course of business), and (ii) in the case of finished Component Parts, the applicable Purchase Order price (the “Purchase Price”). Customer agrees to pay the Purchase Price for any inventory it is required to purchase under this subsection without setoff or deduction for any claims or rights Customer may otherwise have against Supplier, which rights and claims Customer otherwise reserves and does not waive. Customer will only be obligated to purchase inventory under this subsection if the applicable inventory can be delivered to the Customer within 30 days of the occurrence of a Default, free and clear of the Lender’s security interests and liens and on the date of purchase, Customer is reasonably satisfied that the inventory purchased is free and clear of applicable liens.

For purposes of this subsection:

“Merchantable” means of good quality, not defective and conforming to all applicable standards or specifications, including applicable Purchase Order specifications.

“Unsatisfied Releases” in the case of inventory related to current model year Component Parts, means the quantity of Component Parts provided in the releases, fabrication, raw material or similar authorizations issued by Customer to Supplier and in effect on the date of the occurrence of a Default, minus the quantities of Component Parts shipped by Supplier after receipt of such releases and authorizations. “Unsatisfied Releases” in the case of service parts inventory means no more than six times the average monthly purchases of such service parts by the Customer determined on a rolling 12 month basis.

“Useable” means finished goods and raw materials (as the case may be) relating to the Component Parts that are not obsolete and are useable by the Customer in connection with manufacturing the Component Parts for which the Customer has or will have Unsatisfied Releases.

7. Court Approvals. In the event of any bankruptcy or insolvency proceeding involving Supplier, Supplier will exercise its commercial best efforts, in good faith, to obtain entry of interim and final orders of a court of competent jurisdiction, confirming the Customer’s rights under this Agreement and authorizing Supplier to enter into same, which order will be sought commensurate with the filing of any motion to obtain debtor-in-possession financing or other similar financing (whether on an interim or final basis).

8. Rights of the Customer; Limitations on the Customer’s Obligations. Unless the Customer exercises the Right of Access, in which case the Customer will have the obligations outlined in Section 3(b) above, the Customer will not have any obligation or liability by reason of or arising out of this Agreement.

9. Remedies. Subject to the terms of this Agreement, upon a Default and the expiration of any applicable cure periods, the Customer will have all rights and remedies provided in this Agreement, in any other agreements with Supplier and all rights and remedies available to a secured creditor under applicable law. Further, in connection with the Customer’s rights and remedies under this Agreement:

(a) Supplier waives any right it may have to require the Customer to foreclose its security interests and liens and/or reduce the Obligations to a monetary sum;

(b) If the Customer exercises the Right of Access, the Customer will be treated as a secured party in possession and the Customer’s use and occupancy of the Operating Assets will not be deemed to be acceptance of such assets in satisfaction of the Obligations; and

(c) All of the Customer’s rights and remedies under this Agreement are cumulative and not exclusive of any rights and remedies under any other agreement or under applicable law or at equity.

10. Injunctive Relief. Given that the Customer may incur significant damages if Supplier fails to timely satisfy its obligations to the Customer and the Customer’s assembly or other plant operations will be negatively impacted, and because the Customer does not have an adequate remedy at law and would be irreparably harmed by such events, Supplier agrees that the Customer is entitled to injunctive relief (both prohibitive and mandatory) in connection with any violations by Supplier of any terms or conditions of this Agreement. The Customer agrees to provide the Lender notice of any proceeding seeking injunctive relief simultaneously with providing such notice to Supplier.

11. Representations and Warranties. Supplier represents and warrants to the Customer as follows:

(a) Title; No Other Security Interests. Except for the security interest granted under this Agreement to the Customer, the liens and security interests granted to the Lender, other liens of record, Supplier owns the Operating Assets free and clear of all liens, claims and security interests. Except for liens and security interests granted to the Lender and the security interest granted to the Customer under this Agreement, no other person or entity (including any person or entity holding any lien of record) has a lien or security interest on any material portion of the Operating Assets or the Real Estate.

(b) Addresses. Supplier’s chief executive office and the location of the Collateral are set forth in Schedule 11(b) and will not be changed without prior written notice to the Customer, but the Operating Assets, wherever located, are covered by this Agreement. Supplier must immediately advise the Customer in writing of any change in its name, trade name, address or form of organization.

(c) Trade Names. Any and all trade names under which Supplier transacts any part of its business, and all former names of Supplier, are those which have been previously disclosed to the Customer in writing.

(d) Accuracy of Information. All information, certificates, or statements given to the Customer in connection with this Agreement will be true and complete in all material respects, when given.

(e) Description of Real Estate. The legal description of the Real Estate attached as Exhibit A is a complete and accurate description of the Real Estate and includes all property on which all buildings and other facilities of Supplier necessary for or useful in the production of the Component Parts are located.

12. Covenants. Supplier covenants and agrees with the Customer that from and after the date of this Agreement until the Obligations are discharged in full:

(a) Further Documentation. At any time and from time to time, upon the written request of the Customer, and at Supplier’s sole expense, Supplier will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Customer may reasonably request for the purpose of obtaining the full benefits of this Agreement and of the rights and powers herein granted. Further, Supplier hereby grants the Customer permission to execute on their behalf and file necessary or appropriate financing or continuation statements under the Uniform Commercial Code to perfect the security interest granted hereby.

(b) Payment of Obligations. Prior to an exercise of the Right of Access by the Customer, if any, Supplier will pay promptly when due, all taxes, assessments and governmental charges or levies imposed upon the Collateral and the Real Estate or in respect of Supplier’s income or profits, as well as all claims of any kind (including, without limitation, claims for labor, materials or supplies) against or with respect to the Collateral and the Real Estate.

(c) Sales or Dispositions of Assets; Certain Uses Prohibited. Upon the occurrence of a Default or if such sale will cause a Default, Supplier will not sell or otherwise dispose of any Operating Assets or the Real Estate except in the ordinary course of business. Supplier will not sell or otherwise dispose of or encumber the Operating Assets or the Real Estate without the written consent of the Customer. Further, Supplier will not use any of the Operating Assets or the Real Estate in any way which would adversely affect the Customer’s Right of Access or the Customer’s other rights and remedies under this Agreement or otherwise. Supplier acknowledges and agrees that it will be reasonable for the Customer to withhold consent if the proposed sale or encumbrance impairs, or may impair, the Customer’s rights under this Agreement or any other agreement between the Customer and Supplier or otherwise. Subject to Customer’s rights under this Agreement, Customer acknowledges that the Operating Assets and Real Estate are used by Supplier in performing services and manufacturing goods for other customers and that nothing in this Agreement shall prevent or restrict Supplier from continuing to use the Operating Assets and Real Estate for such purpose so long as such activities do not interfere with Customer’s exercise of the Right of Access.

(d) Limitations on Modifications of Agreements, etc. Supplier will not: (i) amend, modify, terminate, or waive any provision of any Contract which might materially and adversely affect the Customer’s Right of Access; or (ii) fail to exercise promptly and diligently each and every right which it may have under each Contract in any manner which could materially and adversely affect the Customer’s Right of Access or the Customer’s other rights or remedies under this Agreement or any other right or agreement between the Customer and Supplier or otherwise.

(e) Maintenance of Insurance. Supplier will, at its expense, keep and maintain the Collateral and the Real Estate insured against all risk of loss or damage from fire, theft, malicious mischief, explosion, sprinklers, and all other hazards or risks of physical damage included within the meaning of the term “extended coverage” in amounts consistent with past practice. Supplier will furnish Customer evidence of said insurance, but Customer will not be named as an additional insured or loss payee.

(f) Right of Inspection; Cooperation. In addition to any rights the Customer may have under the Purchase Orders or any other agreement with the Customer, the Customer and its representatives will, upon reasonable request and reasonable times, have the right to enter into and upon any premises where any of the Collateral or the Real Estate is located for the purpose of inspecting the same, observing its use or otherwise protecting the Customer’s interests therein. The Customer will take reasonable steps to maintain the confidentiality of information obtained by the Customer, except as required by law.

(g) Notice of Default. Supplier will provide immediate notice to the Customer, by way of facsimile transmission, email and overnight express mail service, of its or its attorneys’ or agents’ receipt of any notice of default under Supplier’s agreements with the Lender, or any other secured creditors including, but not limited to, taxing authorities. Supplier hereby grants to the Customer the option, but not the obligation, to exercise whatever rights to cure defaults that Supplier has under such agreements or by law. The Customer will endeavor to provide to the Lender notice by way of facsimile transmission or email of Supplier’s default hereunder.

13. Secured Party and Lessor Acknowledgments.

(a) Supplier will provide to the Customer simultaneously with the execution of this Agreement, Lender’s acknowledgment to the rights and interests granted to the Customer under this Agreement by providing a copy of a form substantially similar to Schedule 13(a) attached hereto executed by a duly authorized representative of Lender.

(b) If subsequent to the execution of this Agreement, Supplier intends to grant additional or further security interests, liens or mortgages in any of the Collateral to any party other than the Customer, ten (10) business days prior to granting such liens, security interests, mortgages, or leaseholds, Supplier must deliver to the Customer an acknowledgment from such secured creditors, mortgagees and/or lessees in a form substantially similar to Schedule 13(a) attached hereto.

(c) Supplier will provide to the Customer simultaneously with the execution of this Agreement, acknowledgments of any lessor(s) of the Real Estate and the Operating Assets (to the extent leased) to the Customer’s rights hereunder, in a form substantially similar to Schedule 13(b) attached hereto.

14. Effect on Purchase Orders. The purpose of this Agreement is to preserve the rights and interests of the parties under the Purchase Orders and, by entering into this Agreement, neither party is waiving or limiting any rights it may have under the Purchase Orders. This Agreement will be deemed to be incorporated by reference into, and will constitute an amendment to all existing and future Purchase Orders regardless of whether any specific reference to this Agreement is made in any such Purchase Orders. To the extent that any term or provision in this Agreement is inconsistent with any term or condition of any such Purchase Order, the terms and conditions of this Agreement will control.

15. Term. The rights granted to the Customer under this Agreement will continue as long as the Development Support Agreement is in effect unless (a) the Customer has, following the occurrence of a Default, exercised the Right of Access, in which case this Agreement will expire and the Customer will promptly release the lien and security interest granted in Section 2 above, upon the earlier of (i) the expiration of the Occupancy Period, or (ii) when the Customer’s requirements under the Purchase Orders are satisfied in all respects or all of the Component Parts are resourced; or (b) there has been a sale of the Operating Assets to a purchaser who agrees to perform the Purchase Orders on the existing terms (or such other terms as are mutually agreeable between the Customer and purchaser) and who can reasonably demonstrate, to Customer’s satisfaction in its sole discretion, that prospective purchaser possesses the business plan, management structure and adequate financing sufficient to operate and perform pursuant to the Purchase Orders for their respective duration. Notwithstanding the termination of this Agreement, Supplier’s obligations to indemnify the Customer as set forth in Section 3(c)(iii) and the Customer’s obligations to indemnify the supplier and the Lender as set forth in Sections 3(b)(i) and (ii) will survive termination of this Agreement.

16. Confidential Information and Data and Confidentiality Agreement. Without limiting the Customer’s rights under this Agreement, to the extent the Operating Assets include, or the Customer or its designee(s) otherwise comes into possession of or becomes aware of, Supplier’s trade secrets or proprietary information during the Customer’s exercise of the Right of Access, the Customer and its designee(s) must, (a) except as required by applicable law, keep the information, data, and trade secrets confidential; and (b) only use the information, data, and trade secrets during the Occupancy Period in connection with producing Component Parts. The provisions of this paragraph will survive termination of this Agreement. The Customer and Supplier each agree to keep all of the terms and conditions set forth in this Agreement confidential from any third party provided, however, that the terms of this Agreement may be disclosed by Customer or Supplier to their respective directors, officers, employees, legal and financial advisors and to other individuals acting on behalf of Customer or Supplier, who need to know such information provided, further, that Customer and Supplier will advise such respective directors, officers, employees, legal and financial advisors or other individuals of the confidential nature of this Agreement and the requirement for confidentiality as to this Agreement’s terms and conditions. Notwithstanding the foregoing, Customer and Supplier, as the case may be, may disclose the terms of the Agreement without liability hereunder to the extent either of them is required to do so in connection with any applicable legal, regulatory, governmental or administrative process or proceeding.

17. Severability. Should any provision of this Agreement be held invalid, prohibited or unenforceable in any one jurisdiction it will, as to that jurisdiction only, be ineffective to the extent of such holding without invalidating the remaining provisions of this Agreement, and any such holding does not invalidate or render unenforceable that provision in any other jurisdiction wherein it would be valid and enforceable.

18. Authorization. The parties executing this Agreement as representatives warrant that they have the power and authority to execute this Agreement on behalf of the corporation that they represent and that their signatures bind said corporations to the terms of this Agreement.

19. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation of this Agreement. All references to Sections, Schedules, and Exhibits are to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

20. No Waiver; Cumulative Remedies. The Customer will not by any act, delay, indulgence, omission, or otherwise be deemed to have waived any right or remedy under this Agreement or of any breach of the terms and conditions of this Agreement. A waiver by the Customer of any right or remedy under this Agreement on any one occasion will not be construed as a bar to any right or remedy which the Customer would otherwise have had on a subsequent occasion. No failure to exercise nor any delay in exercising on the part of the Customer any right, power, or privilege under this Agreement, will operate as a waiver, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by any other agreements or applicable law or at equity.

21. Waivers and Amendments; Successors and Assigns. No term or provision of this Agreement may be waived, altered, modified, or amended except by a written instrument, duly executed by Supplier and the Customer. This Agreement and all of Supplier’s obligations are binding upon the successors and assigns of Supplier, and together with the rights and remedies of the Customer under this Agreement, inure to the benefit of the Customer and its successors and assigns. Supplier may not assign or transfer any right or obligation under this Agreement without the prior written consent of the Customer.

22. Governing Law and Forum. This Agreement is made in the State of Michigan and will be governed by, and construed and enforced in accordance with, the laws of the State of Michigan, without regard to principles of conflicts of laws. The parties agree that the federal and state courts sitting in Oakland County, Michigan, have personal jurisdiction over the parties and that proper jurisdiction and venue for any dispute arising from or under this Agreement will be in the federal or state courts sitting in Oakland County, Michigan.

23. Notices. All notices, requests, and other communications that are required or may be given under this Agreement must be in writing, and will be deemed to have been given on the date of delivery, if delivered by hand, telecopy, email or courier, or three days after mailing, if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as set forth below (which addresses may be changed, from time to time, by notice given in the manner provided in this Section):

If to GM:	General Motors Holdings LLC
30001 Van Dyke Road
Mail Code: 480-210-880
Warren, Michigan 48090-9020
Attention: Mark W. Fischer
Facsimile: (586) 575-3404

With copies to:	Honigman Miller Schwartz and Cohn LLP
2290 First National Building
660 Woodward Avenue
Detroit, Michigan 48226
Attention: Robert B. Weiss
Facsimile: (313) 465-7597

If to Supplier	Quantum Fuel Systems
Technologies Worldwide, Inc.
100 West Big Beaver Road, Suite 200
Troy, Michigan 48084
Attention: Kenneth R. Lombardo
Facsimile: (248) 619-9280
Email: klombardo@qtww.com

24. No Intended Third Party Beneficiary. The parties hereto acknowledge and agree that the rights and interests of the parties under this Agreement are intended to benefit solely the parties to this Agreement.

25. Counterparts. This Agreement may be executed in any number of counterparts and by each party hereto on separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same instrument, and it will not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Facsimile and electronic pdf copies of signatures will be treated as originals for all purposes.

26. Entire Agreement; Conflicts. This Agreement together with any other agreements and schedules executed in connection with this Agreement constitutes the entire understanding of the parties in connection with the subject matter hereof. This Agreement may not be modified, altered, or amended except by an agreement in writing signed by the Customer and Supplier. Although this Agreement constitutes an amendment to the Purchase Orders, the terms and conditions of the Purchase Orders will be unaffected by this Agreement except to the extent that an inconsistency or conflict exists between the express terms of the Purchase Orders and this Agreement in which event the terms of this Agreement will govern and control. To the extent any term or condition of this Agreement is inconsistent or in conflict with the terms of any other agreements between the parties, the terms of this Agreement will govern and control.

27. CONSULTATION WITH COUNSEL. THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE BEEN GIVEN THE OPPORTUNITY TO CONSULT WITH COUNSEL BEFORE EXECUTING THIS AGREEMENT AND ARE EXECUTING SUCH AGREEMENT WITHOUT DURESS OR COERCION AND WITHOUT RELIANCE ON ANY REPRESENTATIONS, WARRANTIES OR COMMITMENTS OTHER THAN THOSE REPRESENTATIONS, WARRANTIES AND COMMITMENTS SET FORTH IN THIS AGREEMENT.

28. WAIVER OF JURY TRIAL. THE PARTIES HERETO ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT THIS RIGHT MAY BE WAIVED. THE PARTIES EACH HEREBY KNOWINGLY, VOLUNTARILY AND WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR ANY OTHER AGREEMENTS BETWEEN THE PARTIES. NO PARTY WILL BE DEEMED TO HAVE RELINQUISHED THE BENEFIT OF THIS WAIVER OF JURY TRIAL UNLESS SUCH RELINQUISHMENT IS IN A WRITTEN INSTRUMENT SIGNED BY THE PARTY TO WHICH SUCH RELINQUISHMENT WILL BE CHARGED.

[Signatures on following page}

GENERAL MOTORS HOLDINGS LLC

By:	Mark W. Fischer
Its:Director of Risk Management

QUANTUM FUEL SYSTEMS
TECHNOLOGIES WORLDWIDE, INC.

By:	/s/ Kenneth R. Lombardo
Its:Vice President

Exhibits:

A – List of Facilities and Description of Real Estate

Schedules:

11(b):	Supplier’s Chief Executive Office and Location of the Collateral

13(a):	Lender’s Acknowledgment and Consent

13(b):	Lessor’s Acknowledgment and Consent

EXHIBIT A – FACILITIES

Legal Description

[TO BE PROVIDED BY SUPPLIER]

SCHEDULE 11(b)

SUPPLIER’S CHIEF EXECUTIVE OFFICE AND

LOCATION OF THE COLLATERAL

SCHEDULE 13(a)

ACKNOWLEDGMENT AND CONSENT

While not a party to the Access and Security Agreement (“Access Agreement”) made between General Motors Holdings LLC, a Delaware limited liability company, on behalf of itself and its subsidiaries and affiliates (the “Customer”) and Quantum Fuel Systems Technologies Worldwide Inc. a Delaware corporation (“Supplier”) dated as of February     , 2011, WB QT LLC (the “Lender”) and Supplier are parties to various loan and/or security agreements and Lender has security interests in Supplier’s assets. In such capacity, and in consideration of the Customer’s undertakings in the Purchase Orders in favor of Supplier, Lender acknowledges, consents to and agrees that the exercise of its respective rights and remedies with respect to its liens and security interests is subject to all applicable terms of the Access Agreement. The fact that Lender is executing this Acknowledgment and Consent will not in any way make Lender a guarantor or surety for Supplier’s performance under the Access Agreement. Further, except as provided in the Access Agreement, Lender reserves its rights under its respective agreements with Supplier and applicable law.

WITNESSED	[_____________________________________________________]

By:
Name
Name:

Title:
Name
Date:

STATE OF                            )

                                               ) ss

COUNTY OF                       )

The foregoing instrument was acknowledged before me this      day of , 2011 by                     , the duly authorized                      of                      on behalf of such corporation.

Notary Public

__________________________ County, ________
My commission expires:

SCHEDULE 13(b)

LESSOR’S

ACKNOWLEDGEMENT AND CONSENT

While not a party to the Access and Security Agreement (“Access Agreement”) made between General Motors Holdings LLC, a Delaware limited liability company, on behalf of itself and its subsidiaries and affiliates (the “Customer”) and Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (“Supplier”) on behalf of its subsidiaries and/or affiliates dated as of                     , 2011, the undersigned leases certain real estate and/or equipment to Supplier, and, in such capacity, the undersigned acknowledges, consents to, and agrees with, and agrees to be bound by, the terms and conditions of the foregoing Agreement, including the Customer’s right to use the Operating Assets and the Real Estate during any Occupancy Period.

WITNESSED:	_____________________________________________________

By:
Name
Name:

Title:
Name
		Dated:	, 2010

STATE OF                            )

                                               ) ss

COUNTY OF                       )

The foregoing instrument was acknowledged before me this      day of                     , 2011, by                     , the                      of                     , a                     , on behalf of such                     .

Notary Public, ______________ County, _______

My commission expires: